Exhibit 5.1

February 20, 2018

Daseke, Inc.

15455 Dallas Parkway, Suite 440

Addison, Texas 75001

Ladies and Gentlemen:

We have acted as counsel for Daseke, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale (the “Offering”) of up to 8,545,000 shares (the “Primary Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), by the Company and 80,000 shares of Common Stock (the “Resale Shares” and, together with the Primary Shares, the “Shares”) by one of the Company’s stockholders (the “Selling Stockholder”) pursuant to the Underwriting Agreement, dated February 14, 2018 (the “Underwriting Agreement”), by and among the Company, the Selling Stockholder and Cowen and Company, LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the underwriters named on Schedule I thereto (collectively, the “Underwriters”).

The Shares have been offered for sale pursuant to a prospectus supplement, dated February 14, 2018 (the “Prospectus Supplement”), and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on February 15, 2018, to (a) the prospectus (the “Resale Prospectus”) that constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-216854) filed with the Commission on March 21, 2017, amended on April 17, 2017 and supplemented by the prospectus supplement filed pursuant to Rule 424(b)(3) on August 28, 2017 (the “Resale Registration Statement”), and (b) the prospectus (together with the Resale Prospectus and the Prospectus Supplement, the “Prospectus”) that constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-218306) filed with Commission on May 26, 2017 and amended on August 31, 2017 (the “Shelf Registration Statement” and, together with the Resale Registration Statement, the “Registration Statements”).

In rendering the opinions set forth below, we have reviewed and relied upon (i) the Company’s Second Amended and Restated Certificate of Incorporation and the Company’s Bylaws, (ii) the Registration Statements and the Prospectus, (iii) resolutions adopted by the Company’s board of directors or the pricing committee thereof relating to the Registration Statements or the Offering, (iv) the Underwriting Agreement, and (v) such other certificates, statutes and other instruments and documents as we considered necessary or appropriate for the purpose of rendering the opinions set forth below. In addition, we have reviewed such questions of law as we considered necessary or appropriate. As to matters of fact relevant to the opinions expressed below, and as to factual matters arising in connection with our review of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3700 Dallas, TX 75201-2975 Tel +1.214.220.7700 Fax +1.214.220.7716 velaw.com

For purposes of rendering the opinions set forth below, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) all persons executing and delivering the documents we examined were competent to execute and deliver such documents, (vi) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus and the Registration Statements and (vii) the Underwriting Agreement has been duly authorized and validly executed and delivered by the Underwriters.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Primary Shares have been duly authorized and, when issued and paid for by the Underwriters as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

Our opinions herein are limited in all respects to the Delaware General Corporation Law, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and we do not express any opinion as to the applicability, or the effect thereon, of the laws of any other jurisdiction. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom.  Our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Company dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Shelf Registration Statement and to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement and the Prospectus. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.